FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP ANNOUNCES 21.6%EARNINGS INCREASE

April 17, 2008

William W. Davis, Jr., President and Chief Executive Officer of Norwood Financial Corp. (Nasdaq-NWFL) and its subsidiary Wayne Bank today announced increased earnings for the three months ended March 31, 2008.

Net income for the three months ended March 31, 2008 totaled $1,779,000, which represents a $316,000 or 21.6% increase over the $1,463,000 earned for the similar period in 2007. Earnings per share on a fully diluted basis were $.64 per share in the first quarter of 2008, increasing from $.51 per share for the 2007 period. The annualized return on average assets for the current quarter was 1.49% with an annualized return on average equity of 12.68% compared to annualized returns of 1.29% and 11.26%, respectively, for the first quarter of 2007.

Total assets as of March 31, 2008 were $484.0 million with total loans receivable of $329.4 million, deposits of $371.2 million and stockholders’ equity of $56.6 million. Total assets have increased $22.6 million when compared to March 31, 2007.

Loans receivable increased $8.6 million, from a year ago. The growth was centered in commercial lending (including real estate) which increased $8.9 million and home equity lending which reflected growth of $4.1 million. In the first quarter of 2008, the Company sold $13.9 million of fixed rate 30 year residential mortgages for purposes of interest rate risk management. Non-performing loans totaled $302,000 or .09% of total loans as of March 31, 2008 compared to $407,000, or .13% of total loans, as of March 31, 2007. The improvement over the prior year was related to the resolution of a non-performing loan in the third quarter of 2007. The Company had net charge-offs of $19,000 for the three months ended March 31, 2008. Though loan quality indicators remain strong, the Company determined that it was appropriate to increase the provision for loan losses to $75,000 for the three months ended March 31, 2007 from $50,000 for the similar period in 2007.

The allowance for loan losses totaled $4,137,000 and represented 1.26% of total loans as of March 31, 2008 compared to $3,871,000 and 1.21% as of March 31, 2007.

For the three months ended March 31, 2008, net interest income, on a fully taxable equivalent basis (fte) totaled $4,481,000 increasing from $4,220,000 for the similar period in 2007. The increase in net interest income was principally due to a lower cost of interest-bearing liabilities and a higher yield on the investment portfolio. As a result, the net interest margin increased to 3.90% in the current quarter compared to 3.85% in the similar period in the prior year.

Other income for the three months ended March 31, 2008 totaled $1,262,000 compared to $894,000 for the similar period in 2007. The increase was principally due to the gain on the sale of $13.9 million of fixed rate 30 year residential mortgages of $388,000 compared to $7,000 in similar gains in the 2007 period. Other expenses totaled $2,961,000 in the 2008 period compared to $2,861,000 in the similar period in 2007, an increase of $100,000 or 3.5%. The increase is principally due to an increase in staffing and investments in technology.

Mr. Davis commented, “We are pleased with our good start in 2008. Though Wayne Bank never participated in the sub-prime mortgage business, we do recognize the current stress on the economy and its impact on our customers. We continue to invest in technology. In the first quarter, we introduced our Remote Deposit Capture product, - Business Link, - and deployed similar technology throughout our branches. This will improve customer service and our own internal efficiencies.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates twelve offices in Wayne, Pike and Monroe Counties. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements. The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and net interest income, which are non-GAAP financial measures. Tax-equivalent interest income and net interest income are derived from GAAP interest income and net interest income using an assumed tax rate of 34%. We believe the presentation of interest income and net interest income on a tax–equivalent basis ensures comparability of interest income and net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

Contact: Lewis J. Critelli
Executive Vice President, Secretary &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets

(dollars in thousands, except share data)

(unaudited)

	March 31,
	2008	2007
ASSETS
Cash and due from banks	8,283	$8,604
Interest bearing deposits with banks	33	141
Federal funds sold	—	3,130
Cash and cash equivalents	8,316	11,875

Securities available for sale	130,633	112,597
Securities held to maturity, fair value 2008: $726 2007: $974	706	955
Loans receivable (net of unearned Income)	329,377	320,744
Less: Allowance for loan losses	4,137	3,871
Net loans receivable	325,240	316,873
Investment in FHLB Stock	2,124	1,923
Bank premises and equipment, net	5,668	5,935
Bank owned life insurance	7,841	7,549
Accrued interest receivable	2,409	2,175
Other	1,030	1,501
TOTAL ASSETS	$483,967	$461,383

LIABILITIES
Deposits:
Non-interest bearing demand	$55,618	$54,046
Interest-bearing	315,535	305,988
Total deposits	371,153	360,034
Short-term borrowings	28,006	19,986
Long-term debt	23,000	23,000
Accrued interest payable	2,621	3,402
Other liabilities	2,613	1,902
TOTAL LIABILITIES	427,393	408,324

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	10,119	10,233
Retained earnings	47,603	43,946
Treasury stock, at cost: 2008: 100,723 shares, 2007: 53,017 shares	(3,152)	(1,556)
Accumulated other comprehensive income	1,720	152
TOTAL STOCKHOLDERS' EQUITY	56,574	53,059

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$483,967	$461,383

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
INTEREST INCOME
Loans receivable, including fees	$5,641	$5,840
Securities	1,489	1,218
Other	19	21
Total Interest income	7,149	7,079

INTEREST EXPENSE
Deposits	2,371	2,486
Short-term borrowings	187	256
Long-term debt	267	246
Total Interest expense	2,825	2,988
NET INTEREST INCOME	4,324	4,091
PROVISION FOR LOAN LOSSES	75	50
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,249	4,041

OTHER INCOME
Service charges and fees	638	606
Income from fiduciary activities	92	125
Net realized gains on sales of securities	—	—
Gains on sale of loans	388	7
Other	144	156
Total other income	1,262	894

OTHER EXPENSES
Salaries and employee benefits	1,546	1,497
Occupancy, furniture and equipment	430	415
Data processing related	188	174
Taxes, other than income	126	118
Professional fees	90	89
Other	581	568
Total other expense	2,961	2,861

INCOME BEFORE TAX	2,550	2,074
INCOME TAX EXPENSE	771	611
NET INCOME	$1,779	$1,463

Basic earnings per share	$0.65	$0.52

Diluted earnings per share	$0.64	$0.51

NORWOOD FINANCIAL CORP.

Financial Highlights (Unaudited)

(dollars in thousands, except per share data)

For the Three Months Ended March 31	2008	2007

Net interest income	$4,324	$4,091
Net income	1,779	1,463

Net interest spread (fully taxable equivalent)	3.24%	3.16%
Net interest margin (fully taxable equivalent)	3.90%	3.85%
Return on average assets	1.49%	1.29%
Return on average equity	12.71%	11.26%
Basic earnings per share	$0.65	0.52
Diluted earnings per share	0.64	0.51

As of March 31

Total Assets	$483,967	$461,383
Total Loans receivable	329,377	320,744
Allowance for loan losses	4,137	3,871
Total deposits	371,153	360,034
Stockholders' equity	56,574	53,059
Trust Assets under management	99,575	99,072

Book value per share	$20.65	$18.96
Equity to total assets	11.69%	11.50%
Allowance to total loans receivable	1.26%	1.21%
Nonperforming loans to total loans	0.09%	0.13%

NORWOOD FINANCIAL CORP.

Consolidated Balance Sheets (unaudited)

(dollars in thousands)

	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
	2008	2007	2007	2007	2007
ASSETS
Cash and due from banks	$8,283	$9,014	$8,656	$9,321	$8,604
Interest bearing deposits with banks	33	50	218	3,641	141
Federal funds sold	—	—	—	5,940	3,130
Cash and cash equivalents	8,316	9,064	8,874	18,902	11,875

Securities available for sale	130,633	123,987	118,736	116,299	112,597
Securities held to maturity	706	705	705	955	955
Loans receivable (net of unearned Income)	329,377	331,296	328,582	321,654	320,744
Less: Allowance for loan losses	4,137	4,081	3,979	3,900	3,871
Net loans receivable	325,240	327,215	324,603	317,754	316,873
Investment in FHLB stock	2,124	2,072	1,989	1,933	1,923
Bank premises and equipment, net	5,668	5,742	5,764	5,853	5,935
Other assets	11,280	11,825	12,195	12,322	11,225
TOTAL ASSETS	$483,967	$480,610	$472,866	$474,018	$461,383

LIABILITIES
Deposits:
Non-interest bearing demand	$55,618	$60,061	$60,880	$60,440	$54,046
Interest- bearing deposits	315,535	309,939	306,673	313,304	305,988
Total deposits	371,153	370,000	367,553	373,744	360,034
Other borrowings	51,006	49,686	45,628	42,147	42,986
Other liabilities	5,234	5,105	4,965	4,993	5,304
TOTAL LIABILITIES	427,393	424,791	418,146	420,884	408,324

STOCKHOLDERS' EQUITY	56,574	55,819	54,720	53,134	53,059

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$483,967	$480,610	$472,866	$474,018	$461,383

NORWOOD FINANCIAL CORP.

Consolidated Statements of Income (unaudited)

(dollars in thousands, except per share data)

	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
	2008	2007	2007	2007	2007
INTEREST INCOME
Loans receivable, including fees	$5,641	$5,948	$6,054	$5,878	$5,840
Securities	1,489	1,448	1,370	1,278	1,218
Other	19	77	33	90	21
Total Interest income	7,149	7,473	7,457	7,246	7,079

INTEREST EXPENSE
Deposits	2,371	2,518	2,489	2,474	2,486
Borrowings	454	552	476	486	502
Total Interest expense	2,825	3,070	2,965	2,960	2,988
NET INTEREST INCOME	4,324	4,403	4,492	4,286	4,091
PROVISION FOR LOAN LOSSES	75	120	90	55	50
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,249	4,283	4,402	4,231	4,041

OTHER INCOME
Service charges and fees	638	633	635	635	606
Income from fiduciary activities	92	88	117	93	125
Net realized gains on sales of securities	—	2	—	15	—
Gains on sale of loans	388	7	8	1	7
Other	144	130	153	113	156
Total other income	1,262	860	913	857	894

OTHER EXPENSES
Salaries and employee benefits	1,546	1,458	1,432	1,438	1,497
Occupancy, furniture and equipment , net	430	409	400	416	415
Other	985	979	955	993	949
Total other expenses	2,961	2,846	2,787	2,847	2,861

INCOME BEFORE TAX	2,550	2,297	2,528	2,241	2,074
INCOME TAX EXPENSE	771	625	722	671	611
NET INCOME	$1,779	$1,672	$1,806	$1,570	$1,463

Basic earnings per share	$0.65	$0.61	$0.65	$0.56	$0.52

Diluted earnings per share	$0.64	$0.60	$0.64	$0.55	$0.51

Book Value per share	$20.65	$20.27	$19.77	$19.11	$18.96

Return on average equity	12.71%	12.02%	$13.29%	11.77%	11.26%
Return on average assets	1.49%	1.38%	1.53%	1.35%	1.29%

Net interest spread	3.24%	3.24%	3.39%	3.31%	3.16%
Net interest margin	3.90%	3.95%	4.11%	4.00%	3.85%

Allowance for loan losses to total loans	1.26%	1.23%	1.21%	1.21%	1.21%
Net charge-offs/(recoveries) to average loans (annualized)	0.02%	0.02%	0.01%	0.03%	0.01%
Nonperforming loans to total loans	0.09%	0.05%	0.04%	0.15%	0.13%
Nonperforming assets to total assets	0.06%	0.03%	0.03%	0.10%	0.09%